UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                January 4, 1997
               Date of Report (Date of earliest event reported)

                         Commission file number 1-3761



                        TEXAS INSTRUMENTS INCORPORATED
            (Exact Name of Registrant as Specified in its Charter)

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     DELAWARE          13500 North Central Expressway          75-0289970
 (Jurisdiction of             P.O. Box 655474               (I.R.S. Employer
 Incorporation or         Dallas, Texas 75265-5474         Identification No.)
  Organization)            (Address of Principal
                             Executive Offices)

Registrant's telephone number, including area code: (972) 995-3773

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Item 2.  Acquisition or Disposition of Assets.

Texas Instruments Incorporated (the "Company") and Raytheon Company ("Raytheon") have entered into an Asset Purchase Agreement (the "Agreement"), dated as of January 4, 1997, pursuant to which the Company has agreed to sell, and Raytheon has agreed to purchase, the Company's defense business. The Company's defense business includes its missile systems division, electronics systems division, advanced programs division and advanced technology and components division, its uncooled infrared business, its smart antenna business and the business of its wholly-owned subsidiary, SAVI Technology, Inc. The consideration to be paid to the Company in connection with the sale is $2.875 billion in cash, subject to certain adjustments (and not including an additional payment of $75 million in respect of a related assignment and license of certain related intellectual property).

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein. The press release announcing the transaction is attached as Exhibit 99.1 hereto and is incorporated by reference herein.


Item 7.  Financial Statements, Pro Forma Financial Information and
                    Exhibits.

(c)         Exhibits

            Exhibit 2.1 Asset Purchase Agreement dated as of January 4, 1997 between Texas Instruments Incorporated and Raytheon Company (exhibits and schedules omitted).


            Exhibit 99.1 Press Release issued by Raytheon Company and Texas
                        Instruments Incorporated on January 6, 1997.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              TEXAS INSTRUMENTS INCORPORATED


                              By: /s/ Richard J. Agnich
                                 -----------------------------------
                                    Richard J. Agnich
                                    Senior Vice President, Secretary
                                    and General Counsel
Date: January 6, 1997


                                 EXHIBIT INDEX

2.1 Asset Purchase Agreement dated as of January 4, 1997 between Texas Instruments Incorporated and Raytheon Company (exhibits and schedules omitted).

99.1 Press Release issued by Raytheon Company and Texas Instruments Incorporated on January 6, 1997.